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                                                                EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Transgenomic, Inc. and subsidiaries on Form S-1 of our report dated March 7, 2000 appearing in Amendment No. 4 to Registration Statement No. 333-32174, and to the reference to us under the headings "Selected Financial Data" and "Experts" appearing in Amendment No. 4 to Registration Statement No. 333-32174, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
July 18, 2000